EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-63525) of Ethyl Corporation of our report dated June 18, 1999 relating to the financial statements, which appears in this Form 11-K.



                                        PRICEWATERHOUSECOOPERS LLP




Richmond, Virginia
June 29, 1999